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                                                           Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ________________________

                                   INRAD, INC.
             (Exact name of registrant as specified in its charter)

         NEW JERSEY                                         22-2003247
(State or other jurisdiction                             (I.R.S. employer
of incorporation or organization)                     identification number)

                181 LEGRAND AVENUE, NORTHVALE, NEW JERSEY  07647
               (Address of principal executive offices; zip code)
                            ________________________

                  INRAD, INC. KEY EMPLOYEE COMPENSATION PROGRAM
                            (Full title of the plan)

                                 WARREN RUDERMAN
                                    PRESIDENT
                                   INRAD, INC.
                181 LEGRAND AVENUE, NORTHVALE, NEW JERSEY  07647
                                 (201) 767-1910
                      (Name, address and telephone number,
                   including area code, of agent for service)



                            ________________________

                                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                               Proposed              Proposed
Title of Securities          Amount to be        Maximum Offering      Maximum Aggregate        Amount of
to be Registered         Registered         Price per Share (2)   Offering Price (2)     Registration Fee

Common Stock, par
value $.001 per share   500,000 shares (1)       $0.47               $235,000                 $100.00
==========================================================================================================

(1) Plus such additional shares of Common Stock as may be issuable pursuant to the anti-dilution provisions of the INRAD, Inc. Key Employee Compensation Program.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933 on the basis of the average of the bid and asked prices for a share of Common Stock on the OTC Bulletin Board on December 6, 1996.

==============================================================================

             PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by INRAD, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement:

    (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 0-11668);

    (ii) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996; June 30 and September 30, 1996.

    (iii)   The Company's current report on Form 8-K, filed on August 29, 1996.

    (iv) The description of the Company's Common Stock, par value $.001 per share, contained in the Company's Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such information.

    All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"). Any statement contained herein or in any Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such a statement is modified or superceded by a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Subsection (2) of Section 3-5, Title 14A of the New Jersey Business Corporation Act empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil,

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criminal, administrative, arbitrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a corporate agent (i.e., a director, officer, employee or agent of the corporation or a person serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation or enterprise), against reasonable costs (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

    Subsection (3) of Section 3-5 empowers a corporation to indemnify a corporate agent against reasonable costs (including attorneys' fees) incurred by him in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves such corporate agent by reason of the fact that he is or was a corporate agent if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct unless and only to the extent that the Superior Court of New Jersey or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

    Subsection (4) of Section 3-5 provides that to the extent that a corporate agent has been successful in the defense of any action, suit or proceeding referred to in subsections (2) and (3) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) incurred by him in connection therewith.

    Subsection (8) of Section 3-5 provides that the indemnification provisions in the law shall not exclude any other rights to indemnification that a director or officer may be entitled to under a provision of the certificate of incorporation, a by-law, an agreement, a vote of shareholders, or otherwise. That subsection explicitly permits indemnification for liabilities and expenses incurred in proceedings brought by or in the right of the corporation (derivative proceedings). The only limit on indemnification of directors and officers imposed by that subsection is that a corporation may not indemnify a director or officer if a judgment has established that the director's or officer's acts or omissions were a breach of his or her duty of loyalty, not in good faith, involved a knowing violation of the law, or resulted in receipt of an improper personal benefit.

    Subsection (9) of Section 3-5 provides that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer against any expenses or liabilities incurred in any proceedings by reason of that person being or having been a director or officer, whether or not the corporation would have the power to indemnify that person against expenses and liabilities under other provisions of the law.

    The Registrant's Restated Certificate of Incorporation contains the following provisions regarding indemnification:

         "Every person who is or was a director, officer or corporate agent of the Corporation shall be indemnified by the Corporation to the fullest extent allowed by law, including the indemnification permitted by N.J.S. 14A:3-5(8), against all liabilities and expenses imposed upon or incurred by that person in connection with any proceeding in which that person may be made, or threatened to be made, a party, or in which that person may become involved by reason of that person being or having been a director, officer or corporate agent or of serving or having served in any capacity with any other enterprise at the request of the Corporation, whether or not that person is a director, officer or corporate agent or continues to serve the other enterprise at the time the liabilities or expenses are imposed or incurred."

    The Registrant's Restated Certificate of Incorporation contains the following provisions regarding certain limitations on the liability of directors and officers:

         "A director or an officer of the Corporation shall not be personally liable to the Corporation or its shareholders for the breach of any duty owed to the Corporation or its shareholders except to the extent that an exemption from personal liability is not permitted by the New Jersey Business Corporation Act."

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.

ITEM 8.  EXHIBITS

    The Exhibits accompanying this Registration Statement are listed as follows:

Exhibit
Number                            Description                        Page No.

4.1 Restated Certificate of Incorporation, as amended, of INRAD, Inc. (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-18 Amendment No. 1 (File No. 33-2-83689) is incorporated herein by reference).

4.2           By-laws, as amended, of INRAD, Inc. (filed as
              Exhibit 3.2 to the Company's Registration
              Statement on Form S-18 Amendment No. 1 (File No.
              33-2-83689) are incorporated herein by reference).

5.1           Opinion of Lowenstein, Sandler, Kohl, Fisher &
              Boylan, P.C.                                                9

23.1          Consent of Price Waterhouse LLP.                           11

23.2          Consent of Lowenstein, Sandler, Kohl, Fisher &
              Boylan, P.C. (contained in Exhibit 5.1)

ITEM 9.  UNDERTAKINGS

  (a)  The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
       Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                      SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Northvale, State of New Jersey.

                                  INRAD, INC.

                                  By:     /s/  Warren Ruderman
                                          ------------------------------
                                          Warren Ruderman, President
                                          and Chief Executive Officer

                                  Date:   December 11, 1996


       Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.


Signature                  Title                                   Date
---------                  -----                                   ----

/s/  Warren Ruderman       President, Chief Executive Officer      Dec. 11, 1996
----------------------     and Director (Principal Executive
Warren Ruderman            Officer)


/s/  Aaron Dean            Director                                Dec. 11, 1996
----------------------
Aaron Dean


/s/  Donald H. Gately      Director                                Dec. 11, 1996
----------------------
Donald H. Gately


/s/  William B. Maxson     Director                                Dec. 11, 1996
----------------------
William B. Maxson


/s/  James L. Greco        Controller and Secretary                Dec. 11, 1996
----------------------     (Principal Financial
James L. Greco             and Accounting Officer)

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                                    EXHIBIT INDEX


       Exhibit
       Number                     Description                        Page No.
       ------                     -----------                        --------

       4.1 Restated Certificate of Incorporation, as amended, of INRAD, Inc. (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-18 Amendment No. 1 (File No. 33-2-83689) is incorporated herein by reference).

       4.2         By-laws, as amended, of INRAD, Inc. (filed as
                   Exhibit 3.2 to the Company's Registration
                   Statement on Form S-18 Amendment No. 1 (File
                   No. 33-2-83689) and incorporated herein by reference).

       5.1         Opinion of Lowenstein, Sandler, Kohl,
                   Fisher & Boylan, P.C.*                               9

      23.1         Consent of Price Waterhouse LLP.*                   11

      23.2         Consent of Lowenstein, Sandler, Kohl, Fisher &
                   Boylan, P.C. (contained in Exhibit 5.1)


_________________________
* Filed herewith.

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